Authorized Distributor Agreement

THIS AGREEMENT is between MINNESOTA MINING AND MANUFACTURING COMPANY, a Delaware corporation, acting through its Magnet Media Division with its principal place of business at the 3M Center, St. Paul, Minnesota 56144-1000 (hereinafter referred to as "3M"), and

(hereinafter referred to as "DISTRIBUTOR"). (3M and DISTRIBUTOR are hereinafter referred to jointly as the "Parties" and Individually as "Party").

1. Scope of Appointment.

     (A) 3M appoints the DISTRIBUTOR, on a nonexclusive basis, to sell and promote the sale of 3M computer products and accessories set forth on the current 3M published price pages listed in Exhibit A (hereinafter referred to as "Products") to commercial and consumer end users.

     (B) DISTRIBUTOR recognizes that 3M may sell Products to any customer, including direct sales to dealers or sales to distributors for resale.

2. Acceptance. This Agreement is not binding on 3M until it has been accepted in writing by the signature of an authorized 3M representative at 3M Center, St. Paul, Minnesota. This is the sole and exclusive manner of acceptance. Any other promise or act, including a promise to ship or the prompt shipment of Product, shall not constitute acceptance by 3M of this Agreement.

3. 3M's Obligations to Distributor. 3M agrees to:

     (A) Use its best efforts to promptly fill DISTRIBUTOR's proper orders for Products.

     (B) Make available the services of a 3M sales representative to provide Product information, merchandising and general sales support.

     (C) Provide DISTRIBUTOR with Product information, literature and sales materials (in quantities agreed to by 3M and DISTRIBUTOR) designed to aid DISTRIBUTOR in the introduction and sale of Products.

4. Distributor's Obligations to 3M. DISTRIBUTOR agrees to:

     (A) Vigorously and enthusiastically promote the sale of the full line of Products and will maintain a well-trained and well-managed sales force capable of and committed to maximizing the demand for Products through every proper means. DISTRIBUTOR promises to devote at least the same vigor and resources in promoting Products as it devotes to other suppliers' product lines.

     (B) Not misrepresent either directly or by omission the capabilities, qualities, or characteristics of the Products. Neither DISTRIBUTOR nor its representatives will disparage the Products or cast the Production in an unfavorable light.

     (C) Purchase a minimum of $50,000.00 of assorted Products, net of discounts and returns, during the term of this Agreement. Every sixty (60) days 3M and DISTRIBUTOR agree to review DISTRIBUTOR's performance in reaching its minimum purchase requirements and other obligations under this Agreement.

     (D) Maintain an adequate inventory of the full line of Products so that DISTRIBUTOR can promptly fill orders from stock.

     (E) Supply promptly all financial information required by 3M's Credit Department to assess DISTRIBUTOR's credit worthiness. DISTRIBUTOR will make prompt payment of all 3M invoices in accordance with current payment terms. DISTRIBUTOR agrees not to make any deductions of any kind from 3M invoices unless DISTRIBUTOR has received an official credit memorandum from 3M authorizing such deduction.

     (F) Hold in confidence and not disclose to others 3M's marketing plans, promotional programs and other 3M confidential information.

     (G) Use the name "3M," "Scotch", or any other trademark, trade name, or service mark owned by 3M, in strict accordance with the guidelines furnished by 3M.

     The parties have signed this Agreement on the day indicated below.

5. Prices and Terms and Conditions of Sale.


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     (A) Prices. The price of Products and other terms and conditions of sale
(including payment terms, F.O.B. point, minimum order requirements) are as stated in 3M's published price pages. DISTRIBUTOR acknowledges that it has received a copy of those price pages current as of the date DISTRIBUTOR signs this Agreement.

     (B) Price Changes. Prices may be increased and other terms and conditions of sale may be changed by 3M at any time with thirty (30) days prior written notice to DISTRIBUTOR, but the change will not affect any order properly placed with 3M and ready for immediate shipment before the effective date of the change. Prices may be decreased without prior notice to DISTRIBUTOR and DISTRIBUTOR will be invoiced at the new lower price on all orders scheduled for shipment after the effective date of the price decrease. If the regular (non-promotion) price of any Product decreases, 3M will credit the price difference for those Products shipped to DISTRIBUTOR within thirty (30) days of the effective date of the price decrease upon request to the appropriate sales branch made within fifteen (15) days of the announced price decrease. The foregoing does not apply to periodic promotions that may be offered by 3M in which prices of Products may be directly or indirectly reduced for fixed periods of time.

     (C) Taxes. Prices listed on 3M's price pages do not include sales, use, excise, or similar taxes. The amount of any present, retroactive, or future sales, use, excise or similar tax applicable to DISTRIBUTOR's purchase of Products shall be added to the 3M invoice and paid by DISTRIBUTOR unless DISTRIBUTOR provides 3M with tax exemption certificates acceptable to the appropriate taxing authorities.

     (D) Purchase Orders. Products may be ordered pursuant to purchase orders submitted to 3M by DISTRIBUTOR. Acceptance of any purchase orders placed by DISTRIBUTOR, either by written acknowledgement or by shipment of Products, shall NOT constitute acceptance by 3M of any of the terms and conditions of such purchase orders except as to identification and quantity of the Products involved. All such purchase orders shall be governed by the provisions of this Agreement.

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     (B) During the period between the giving of the notice of termination or nonrenewal in paragraph 8(A) or (C) and the effective date of the termination as set forth in such notice, all Products shall be delivered to DISTRIBUTOR upon a cash with order basis.

     (C) 3M has the option for thirty (30) days after the effective date of termination or nonrenewal to repurchase from the DISTRIBUTOR all or any part of the DISTRIBUTOR's inventory of Products at 3M's current published prices. DISTRIBUTOR may sell, in accordance with the provisions of this Agreement, those Products in its inventory on the date of such termination or nonrenewal for which 3M has not exercised its option to repurchase.

10. Excused Performance. 3M shall not be liable for nor be deemed to be in default on account of any failure to perform or deliver Products if due to any cause or condition beyond 3M's reasonable control.

11. Relationship of the Parties. The relationship established between 3M and DISTRIBUTOR by this Agreement is that of a vendor to its vendee. DISTRIBUTOR is not an agent of 3M and has no authority to bind 3M, transact any business in 3M's name or on its behalf in any manner, or make any promises or representations on behalf of 3M. DISTRIBUTOR agrees to represent itself only as an independent business who is an "authorized 3M DISTRIBUTOR." The employees and agents of DISTRIBUTOR are NOT for any purpose the employee or agents of 3M.

12. No Assignment. DISTRIBUTOR shall not assign its rights or delegate its duties under this Agreement without 3M's prior written notice.

13. No Waiver. Any failure or delay by either Party in exercising any right or remedy in one or many instances will not prohibit a Party from exercising it at a later time or from exercising any other right or remedy.

14. Governing Law. This Agreement and any questions, claims, disputes, or litigation concerning or arising from this Agreement shall be governed by the laws of Minnesota.

15. Entire Agreement. This Agreement and the Exhibits referred to in this Agreement, which Exhibits are incorporated herein and made a party hereof by this reference, supersede and terminate any and all prior agreements, if any, whether written or oral, between the Parties with respect to the subject matter contained herein. Each Party agrees that it has not relied on any representation, warranty, or provision not explicitly stated in this Agreement and that no oral statement has been made to either Party that in any way tends to waive any of the terms or conditions of this Agreement. This Agreement constitutes the final written expression of all terms of the Agreement, and it is a complete and exclusive statement of those terms. No part of this Agreement may be waived, modified, or supplemented in any


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manner whatsoever (including a course of dealing or of performance or usage of trade) except by a written instrument signed by duly authorized officers of the Parties.


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               AMENDMENT NO. 1 TO AUTHORIZED DISTRIBUTOR AGREEMENT

This Amendment is between MINNESOTA MINING AND MANUFACTURING COMPANY, acting through its Data Storage Products Division, with its principal place of business at the 3M Center, St. Paul, Minnesota 55144-1000 (3M) and the undersigned distributor of 3M's DATA STORAGE PRODUCTS DIVISION (DISTRIBUTOR).

1. SCOPE AND PURPOSE.

     (A) 3M and International Business Machines Corporation (IBM) have entered into an agreement for the distribution by 3M of certain media products containing the IBM trademark within the United States.

     (B) 3M and DISTRIBUTOR desire to amend the Authorized Distributor Agreement (Agreement) as set forth in this Amendment No. 1 to the Agreement.

2. IBM PRODUCTS.

     (A) 3M will make available to DISTRIBUTOR the IBM Enhanced Capacity Cartridge System Tape (IBM Product), subject to the conditions set forth in this Amendment No. 1. 3M may from time to time make other media products with the IBM trademark available to DISTRIBUTOR. The availability of additional media products containing the IBM trademark, if any, will be communicated to DISTRIBUTOR through product announcements and/or additions to 3M's price pages that are periodically sent to DISTRIBUTOR (IBM Products). The inclusion of such additional IBM Products in 3M's price pages and the ordering of such products by DISTRIBUTOR will make such products subject to this Amendment No. 1 and to the Agreement.

     (B) DISTRIBUTOR agrees to devote at least the same vigor and resources to the promotion and sale of IBM Products as DISTRIBUTOR devotes to the promotion and sale of Products.

3. TERRITORY.

     (A) 3M agrees to make IBM Product(s) available to DISTRIBUTOR for resale to commercial, consumer and governmental end-users located in the United States. DISTRIBUTOR agrees not to sell, ship or distribute in any manner, IBM Products to any customer located outside of the United States.

     (B) DISTRIBUTOR agrees that any resale, shipment or distribution by DISTRIBUTOR or its agents or employees to any customer located outside of the United States may result in discontinuance of the sale of the IBM Product to DISTRIBUTOR in addition to other remedies available to 3M or IBM.

     (C) DISTRIBUTOR understands that IBM is a third party beneficiary of this Amendment No. 1 and may enforce adherence to its terms.

4. IBM PRODUCT DISCONTINUANCE. 3M may discontinue the sale of any IBM Product to DISTRIBUTOR at any time during the term of the Agreement upon sixty (60) days notice to DISTRIBUTOR.

5. ENTIRE AGREEMENT. This Amendment contains the entire understanding of the parties with respect to the changes to the Agreement. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement are unchanged by this Amendment.

The Parties have signed this Amendment No. 1 to the Agreement on the date indicated below.

DISTRIBUTOR                               MINNESOTA MINING AND MANUFACTURING CO.


By_________________________________       By____________________________________


Name (print)_______________________       Name (print)__________________________


Title______________________________       Title_________________________________


Date_______________________________       Date__________________________________